UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 1, 2021

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2021 (the “Effective Date”), Solitron Devices, Inc. (the “Company”) entered into a Commercial Contract (the “Agreement”) with 901 Sansbury, LLC (the “Seller”). Under the terms of the Agreement, the Company has agreed to buy, and the Seller has agreed to sell (the “Transaction”), a facility and real estate property located in West Palm Beach, Florida (the “Property”) for a purchase price of Four Million Two Hundred Thousand Dollars ($4,200,000.00) (the “Purchase Price”). The Company intends to relocate its current manufacturing operations and corporate headquarters to the Property. The Company expects the Transaction to close on April 15, 2021, unless extended (the “Closing”). Notwithstanding anything to the contrary in the Agreement, the Company has thirty (30) days from the Effective Date to conduct its due diligence to determine if the property is suitable, at the Company's sole and absolute discretion. The Company anticipates obtaining third-party mortgage financing in the amount of Two Million Nine Hundred and Forty Thousand Dollars ($2,940,000) within forty-five (45) days of the Effective Date. If the Company is unable to obtain third-party mortgage financing, the Agreement provides that the Company is to pay the remaining Purchase Price at closing in cash and in that case extends the closing to April 30, 2021.

The Purchase Price includes a deposit to be made by the Company within three (3) days after the Effective Date of Two Hundred Thousand Dollars ($200,000.00) to be held in escrow until Closing which amount shall be refundable to the Company upon certain conditions set forth in the Agreement, including if the Transaction is not consummated as a result of the Seller's default or if the Company elects to terminate the Agreement during the due diligence period.

The Closing is subject to certain customary conditions and provisions.

The Company’s current manufacturing operations and corporate headquarters are located in one leased facility in West Palm Beach, Florida. The lease is for a term ending on December 31, 2021 and includes an option to renew the lease for an additional five years beginning on January 1, 2022 under current terms. Assuming the Company closes the above Transaction within the anticipated timeline, it expects to begin making the necessary improvements to the property in order to completely relocate its manufacturing operations and corporate headquarters later in the calendar year.

The foregoing summary of the Agreement and the Transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which is respectively filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03
Creation of a Direct Financial Obligation or under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01.
Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Commercial Contract, dated as of March 1, 2021, by and between Solitron Devices, Inc. and 901 Sansbury, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2021	SOLITRON DEVICES, INC.

	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer